EXHIBIT 10

                          SECURE COMPUTING CORPORATION
                       1997 NON-OFFICER STOCK OPTION PLAN


         1. PURPOSE. The purpose of this Secure Computing Corporation 1997 Non-Officer Stock Option Plan (the "Plan") is to motivate personnel (other than officers and directors) to produce a superior return to the stockholders of the Company by offering such personnel an opportunity to realize Stock appreciation, by facilitating Stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining personnel of outstanding ability by providing an attractive capital accumulation opportunity.

         2. DEFINITIONS AND RULES OF CONSTRUCTION. The capitalized terms used in this Plan have the meanings, and certain rules of construction are, set forth in the list of defined terms attached to this Plan as Exhibit A.

          3. ADMINISTRATION.

                  3.1 AUTHORITY OF COMMITTEE. The Committee shall administer the Plan. Solely for purposes of determining and administering Awards to Employees who are not then subject to the reporting requirements of
         Section 16 of the Exchange Act, the Committee may delegate all or any portion of its authority under the Plan to persons who are not Non-Employee Directors. The Committee shall have exclusive power to make Awards, to determine when and to whom Awards will be granted, the amount of each Award, and any other terms or conditions of each Award. Each Award shall be subject to an Agreement authorized by the Committee. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish regulations to administer the Plan and to change such regulations.

                  3.2 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations.

         4. SHARES AVAILABLE UNDER THE PLAN. The number of Shares that may be made subject to Awards granted under this Plan available for distribution shall not exceed 250,000 (subject to adjustment pursuant to Section 11 hereof). Any Shares subject to the terms and conditions of an Award under this Plan which are not issued because the Award is not exercised may again be used for an Award under the Plan.

         5. ELIGIBILITY. The granting of Awards to Employees is solely at the discretion of the Committee.

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         6. TERMS OF AWARDS.

                  6.1 AGREEMENT; PURCHASE PRICE. An Option shall be granted pursuant to an Agreement in such form as the Committee may approve. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than 50% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale as payment of the purchase price of such Shares. The purchase price may be payable in cash, in Stock having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Stock being purchased pursuant to the Option, or a combination thereof, as determined by the Committee and provided in the Agreement. Provided, however, that a person exercising an Option shall not be permitted to pay any portion of the purchase price with Stock if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after its expiration date. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

                  6.2 AMOUNT. Each Agreement shall set forth the number of Shares to which the Option subject to such Agreement applies.

                  6.3 TERM. Each Agreement shall set forth the Term of the Option. An Agreement may permit acceleration of the commencement of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include without limitation acceleration resulting from the occurrence of an Event, Fundamental Change, or in the event of the Participant's death or Retirement.

                  6.4 TRANSFERABILITY. During the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant's legal representative) may exercise the Option. No Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder, and any attempt to do so shall be of no effect; provided, however, that any Participant may transfer an Option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the Agreement with respect to such Option expressly so provides either at the time of initial grant or by amendment to an outstanding Agreement and (ii) the Participant does not receive any consideration for the transfer. Any Option held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that such Option has become exercisable

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         and has not terminated in accordance with the provisions of the Plan and the applicable Agreement. For purposes of any provision of this Plan relating to notice to a Participant or to vesting or termination of an Option upon the death, Total and Permanent Disability or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Option and not any transferee. Notwithstanding the immediately preceding sentence, an Agreement may provide that the Award subject to the Agreement shall be transferable to a Successor in the event of a Participant's death.

                  6.5 TERMINATION OF EMPLOYMENT. No Option may be exercised by any Participant, after (i) the expiration of the three-month period (or such other time period as the Committee may, in its sole discretion, determine) following the date the Participant's employment by the Company ceases, including cessation of employment because of death, Retirement, or Total and Permanent Disability, or (ii) if applicable, the date of breach by a Participant of any provision of any employment agreement between the Company and Participant. An Award may be exercised by, or paid to, the Successor of a Participant following the death of such Participant to the extent, and during the period of time, if any, provided in the applicable Agreement.

         7. EFFECTIVE DATE OF THE PLAN.

                  7.1 EFFECTIVE DATE. The Plan shall become effective as of August 5, 1997.

                  7.2 DURATION OF THE PLAN. The Plan shall remain in effect until all Stock subject to it shall be distributed or until all Awards have expired or lapsed, or the Plan is terminated pursuant to Section 10.

         8. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of the Participant with or without cause.

         9. TAX WITHHOLDING. The Company shall have the right to require a Participant or other person receiving Stock under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes. In lieu of all or any part of such a cash payment from a person receiving Stock under the Plan, the Committee may permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and Medicare, and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to him or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

         10. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time terminate, suspend or modify the Plan. No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant (or his legal representative) or any Successor under an Award granted before the date of termination,

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suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 11 does not adversely affect any right.

         11. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. Appropriate adjustments in the aggregate number and type of Shares available for Awards under the Plan, in the number and type of Shares subject to Awards then outstanding and in the Option price as to any outstanding Options may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares of the Company through a Fundamental Change (subject to Section 12), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares shall be rounded to the nearest whole share.

         12. FUNDAMENTAL CHANGE. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

                  a. if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options by the substitution of options and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation to be issuable upon the exercise of Options, in lieu of options and capital stock of the Company; or

                  b. at least 30 days prior to the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option of the declaration, that each outstanding Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of the Fundamental Change in exchange for payment to each holder of an Option, within ten days after the Fundamental Change, of cash equal to, for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as hereinafter defined in this Section) per Share exceeds the exercise price per Share covered by such Option. At the time of the declaration provided for in the immediately preceding sentence, each Option shall immediately become exercisable in full and each person holding an Option shall have the right, during the period preceding the time of cancellation of the Option, to exercise such Option as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to this Section 12(b), each outstanding Option granted pursuant to the Plan that shall not have been exercised prior to the Fundamental Change shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option shall be entitled to the payment provided for in this Section 12(b) if such Option shall have expired pursuant to the Agreement. For purposes of this Section only, "Fair Market Value" per Share shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary provided in the Plan.

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         13. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

         14. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

         15. BENEFICIARY UPON PARTICIPANT'S DEATH. To the extent that the transfer of a Participant's Award at his death is permitted under an Agreement,
(i) a Participant's Award shall be transferable at his death to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law. If no such designation of a beneficiary has been made, the Participant's legal representative shall succeed to the Awards which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted under an Agreement.

         16. GOVERNING LAW. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed accordingly.

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                                                                       EXHIBIT A

                          SECURE COMPUTING CORPORATION
                       1997 NON-OFFICER STOCK OPTION PLAN

                     DEFINED TERMS AND RULES OF CONSTRUCTION

1.       DEFINITIONS.

         Set forth below are the meanings of certain terms used in this Plan.

                  a. "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f) of the Code, or any successor provision.

                  b. "Agreement" means a written contract entered into between the Company or an Affiliate and a Participant containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law.

                  c. "Award" means a grant made under this Plan in the form of Options.

                  d. "Board" means the Board of Directors of the Company.

                  e. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  f. "Committee" means three or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.

                  g. "Company" means Secure Computing Corporation, a Delaware corporation, or any successor to substantially all of its businesses.

                  h. "Effective Date" means the date specified in Section 7.1 hereof.

                  i. "Employee" means (i) any full-time employee of the Company who is not an officer or director of the Company or any parent corporation of the Company and (ii) any contractor or advisor to or representative of the Company or any Affiliate thereof, notwithstanding that such person is an not an employee of the Company within the meaning of the Code. References in this Plan to "employment" and related terms shall include the providing of services in the capacity as contractor or other advisor to or representative of the Company.

                  j. "Event" means any of the following; provided, however, that no Event shall be deemed to have occurred unless and until a majority of the directors constituting the Incumbent Board (as defined below) shall have declared that an Event has occurred:

                           (1) The acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 20% (except for acquisitions by any individual, entity or group that, prior to the effectiveness of this Plan, owns 20 % or more of any class of capital stock of the Company) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute an Event:

                                    (A) any acquisition of voting securities of
                           the Company directly from the Company,

                                    (B) any acquisition of voting securities of
                           the Company by the Company or any of its wholly owned Subsidiaries,

                                    (C) any acquisition of voting securities of
                           the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or

                                    (D) any acquisition by any corporation with
                           respect to which, immediately following such acquisition, more than 60% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as was their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

                           (2) Individuals who, as of the Effective Date,
                  constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11;

                           (3) Approval by the stockholders of the Company of a
                  reorganization, merger, consolidation or statutory exchange of Outstanding Company Voting Securities, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as was their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                           (4) Approval by the stockholders of the Company of
                  (i) a complete liquidation or dissolution of the Company or
                  (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, immediately following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as was their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

         Notwithstanding the above, an Event shall not be deemed to occur with respect to a recipient of an Award if the acquisition of the 20% or greater interest referred to in paragraph (1) is by a group, acting in concert, that includes that recipient or if at least 40% of the then outstanding common stock or combined voting power of the then outstanding voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange or sale or other disposition of assets referred to in paragraphs (3) or (4) by a group, acting in concert, that includes that recipient.

                  k. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  l. "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan:

                           (i) the closing price of a Share on the date
                  immediately preceding that date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred,

                                    (A) on the composite tape for New York Stock
                           Exchange listed shares, or

                                    (B) if the Shares are not quoted on the
                           composite tape for New York Stock Exchange listed shares, on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed, or

                                    (C) if the Shares are not listed on any such
                           exchange, on the Nasdaq National Market, or

                           (ii) if clause (i) is inapplicable, the mean between
                  the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the NASDAQ System or any system then in use, or

                           (iii) if clauses (i) and (ii) are inapplicable, what
                  the Committee determines in good faith to be 100% of the fair market value of a Share on that date.

         However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the "date immediately preceding that date" shall be deemed to be references to "that date". In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 16.

                  m. "Fundamental Change" shall mean a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

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                  n. "Non-Employee Director" means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3)(i) or any successor definition.

                  o. "Option" means a non-statutory right (which is not intended to meet the requirements of Code Section 422 or any successor to said section relating to "incentive stock options") to purchase Stock pursuant to an Award under the Plan.

                  p. "Participant" means an Employee to whom an Award is made.


                  q. "Plan" means this Secure Computing Corporation 1997 Non-Officer Stock Option Plan, as amended from time to time.

                  r. "Retirement" as applied to a Participant, means (i) until such time as the Company adopts an employee pension benefit plan (as that term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974), termination of employment with the Company at any time upon or after attaining age 65; (ii) after adoption by the Company of an employee pension benefit plan, termination of employment with the Company at a time when the Participant is eligible for normal retirement under such a plan, as amended from time to time, or any successor plan thereto.

                  s. "Share" means a share of Stock.

                  t. "Stock" means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.

                  u. "Subsidiary" means a "subsidiary corporation", as that term is defined in Code Section 424(f) or any successor provision.

                  v. "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award or of forms submitted by the Participant to the Committee pursuant to Section 15, acquire the right to exercise an Option in the event of a Participant's death.

                  w. "Term" means the period during which an Option may be exercised.

                  x. "Total and Permanent Disability" as applied to a Participant, means disability within the meaning of Section 22(e)(3) of the code or any successor provision.

2.       GENDER AND NUMBER.

         Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.